                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        GROUP MAINTENANCE AMERICA CORP.
             (exact name of registrant as specified in its charter)


             TEXAS                                  76-0535259
(State of incorporation                 (I.R.S. Employer Identification No.)
    or organization)


     8 GREENWAY PLAZA, SUITE 1500
            HOUSTON, TEXAS                            77046
(Address of principal executive offices)            (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-34067.

       Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                   Name of each exchange on which
  to be so registered                   each class is to be registered

      COMMON STOCK,                        NEW YORK STOCK EXCHANGE
PAR VALUE $0.001 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated November 4, 1997 included in Amendment No. 4 to its Registration Statement on Form S-1 (Registration No. 333-34067), filed with the Securities and Exchange Commission (the "Commission") on November 4, 1997, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and, in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2. EXHIBITS.

1. All exhibits required by Instruction II to Item 2 will be supplied to The New York Stock Exchange.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    GROUP MAINTENANCE AMERICA CORP.



                                    By:  /s/ Randolph W. Bryant
                                        ----------------------------------------
                                         Randolph W. Bryant
                                         Senior Vice President and
                                             General Counsel



Date:  November 4, 1997